Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

CHARTER COMMUNICATIONS, INC.

(As adopted and in effect on August 19, 2026)

ARTICLE I

OFFICES

SECTION 1.1          Delaware Office.  The office of Charter Communications, Inc. (the “Corporation”) within the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 1.2        Other Offices.  The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.1           Place of Meetings.  All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.  The Board, acting in its sole discretion, may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication, and may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware, as it may be amended (the “DGCL”) and any other applicable law or regulation for stockholder and proxyholder participation in a stockholder meeting by means of remote communication.  Subject to such guidelines and procedures as the chairman of the meeting may adopt, stockholders and proxyholders not physically present at a stockholder meeting held by means of remote communication may be deemed present in person, may participate in the meeting and may vote, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (a) the Corporation shall implement measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the Corporation shall implement measures to provide such stockholders and proxyholders an opportunity to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation or a delegate thereof.

SECTION 2.2          Annual Meetings.  An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an “Annual Meeting”) shall, if required by law, be held at such place, on such date, and at such time as the Board shall fix.

SECTION 2.3           Special Meetings.  Except as required by law and subject to the rights of holders of any series of Preferred Stock (as defined in the Certificate of Incorporation), special meetings of stockholders may be called at any time only by the Chairman of the Board, the Chief Executive Officer or by the Board pursuant to a resolution approved by a majority of the then authorized number of directors.  Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

SECTION 2.4        Notice of Meetings.  Except as otherwise required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting and shall be given not less than ten (10) or more than sixty (60) days before the date of said meeting, to each stockholder entitled to vote at such meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the stock records of the Corporation.  Notice of an adjourned meeting need not be given if the date, time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (1) the adjournment is for more than thirty (30) days, or (2) the Board shall fix a new record date for such adjourned meeting after the adjournment.  The attendance of a stockholder at a meeting, in person or by proxy, without protesting at the commencement of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the stockholder.  Any meeting of the stockholders may be rescheduled, postponed or cancelled by the Board, and the Corporation shall publicly announce such rescheduling, postponement or cancellation.

SECTION 2.5           Quorum.  At each meeting of stockholders of the Corporation, the holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat present or represented by proxy shall constitute a quorum for the transaction of business, except as otherwise provided by law.  Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

SECTION 2.6          Adjournments.  Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which holders of shares having a majority of the voting power of the capital stock of the Corporation may be deemed to be present or represented by proxy and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  Regardless of the presence of a quorum, a meeting of the stockholders may be adjourned only by the chairman of the meeting or holders of shares having a majority of the voting power of the capital stock of the Corporation present or represented by proxy at such meeting.  If a quorum is present at a meeting that is later adjourned, then a quorum shall also be deemed present at the adjourned session of such meeting, unless a new record date is, or is required by law or these Bylaws to be, set for an adjournment.  At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 2.4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

SECTION 2.7           Notice of Stockholder Business and Director Nomination.

(a)          Annual Meetings of Stockholders.

(1)        Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an Annual Meeting only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who is a stockholder of record of the Corporation at the time the notice provided for in this Section 2.7 is delivered to the Secretary of the Corporation through the date of the Annual Meeting, who is entitled to vote at the meeting for such director and who complies with the notice and delivery procedures set forth in this Section 2.7.

(2)         For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.7, (A) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and (B) any such proposed business other than nominations of persons for election to the Board must constitute a proper matter for stockholder action.  In addition to complying with the provisions of Rule 14a‑19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date of the preceding year’s Annual Meeting (provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than seventy (70) days after the anniversary date of the preceding year’s Annual Meeting, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the later of (x) close of business on the ninetieth (90th) day prior to such Annual Meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the adjournment, postponement or rescheduling of an Annual Meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3)          Such stockholder’s notice shall set forth:

(A)          as to each person whom the stockholder proposes to nominate for election as a director (each, a “proposed nominee”):  (I) the name, age, business address and residential address of such proposed nominee; (II) a written questionnaire with respect to the background and qualifications of such proposed nominee, completed by such proposed nominee in the form required by the Corporation (which form such stockholder shall request in writing from the Secretary prior to submitting notice, and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request); (III) a completed written representation and agreement in the form required by the Corporation (which form such stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request) signed by the proposed nominee stating that such proposed nominee:  (i) is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (iii) if elected as a director, will comply with applicable rules of the exchange upon which the Corporation’s shares of common stock trade, the Certificate of Incorporation, these Bylaws, and all of the Corporation’s corporate governance, business conduct, ethics, conflict of interest, confidentiality, or other policies and guidelines generally applicable to the Corporation’s directors, and applicable fiduciary duties under state law, and currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (iv) consents to being named in the proxy statement for the meeting as a director nominee and to serving a full term as a director of the Corporation if elected; and (v) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (IV) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such proposed nominee, on the one hand, and the stockholder giving notice and any Stockholder Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S‑K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the proposed nominee was a director or executive officer of such registrant; and (V) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or otherwise, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder;

(B)           as to any other business that the stockholder proposes to bring before the meeting:  (I) a reasonably brief description of the business desired to be brought before the meeting; (II) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws of the Corporation, the language of the proposed amendment); (III) the reasons for conducting such business at the meeting; (IV) a complete and accurate description of any material interest of such stockholder and any Stockholder Associated Person in the proposed business; and (V) all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder in connection with the solicitation of proxies in support of such proposed business pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(C)          as to the stockholder giving the notice and any Stockholder Associated Person:  (I) the name and address of such stockholder, as they appear on the Corporation’s books, and of such Stockholder Associated Person, if any; (II) the class and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and any Stockholder Associated Person, the dates such shares were acquired and the investment intent of such acquisition; (III) the name of each nominee holder for securities of the Corporation owned beneficially but not of record by such person, and any pledge by such person for any of such securities;  (IV) a complete and accurate description of any agreement, arrangement or understanding, written or oral, (i) between or among such stockholder and any Stockholder Associated Person or (ii) between or among such stockholder, any Stockholder Associated Person and/or any other person or entity (including their names), in each case in connection with the proposal of such nomination or other business, including, without limitation (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or Stockholder Associated Person has the right to vote any shares of capital stock of the Corporation, (y) that the stockholder or any of the Stockholder Associated Persons may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any such nomination or other business, or other action to be taken by such stockholder or any of the Stockholder Associated Persons, and (z) any other agreements that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D in connection with such nomination or other business that would be filed pursuant to Section 13 of the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder, any proposed nominee, any Stockholder Associated Person or any other person or entity); (V) a description of any agreement, arrangement or understanding, written or oral (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation (a “Derivative Instrument”)) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, Stockholder Associated Person or any such nominee with respect to the Corporation’s securities and any other information about such Derivative Instrument that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest or otherwise, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, if such Derivative Instruments were treated the same as securities of the Corporation under such requirements; (VI) any rights to dividends on the shares of the capital stock of the Corporation owned beneficially by such person; (VII) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such person (i) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (ii) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (VIII) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of securities of the Corporation where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (IX) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such person may be entitled as a result of any increase or decrease in the value of shares of the capital stock of the Corporation or any Derivative Instruments; (X) the investment strategy or objective, if any, of such stockholder giving notice and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; (XI) a complete and accurate description of any pending or, to such person’s knowledge, threatened, legal proceeding in which such person is a party or participant involving the Corporation or any publicly-disclosed officer, affiliate or associate of the Corporation; (XII) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D under the Exchange Act and the rules and regulations promulgated thereunder; and (XIII) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for such business or the election of any proposed nominee, or is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(D)          a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and an acknowledgment that, if such stockholder (or a Qualified Representative of such stockholder) does not appear to present such nomination or business at the meeting, the Corporation need not present such nomination or business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and

(E)          a representation whether the stockholder or a Stockholder Associated Person, if any, intends or is part of a group which intends to (I) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (II) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

A stockholder who has given notice of nomination as provided above shall promptly (and in any event prior to the applicable meeting of stockholders) certify to the Corporation, and notify the Corporation in writing, that it has met the requirements of Rule 14a-19(a) of the Exchange Act (including the requirement to solicit holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors set forth in Rule 14a-19(a)(3) of the Exchange Act) and, upon request of the Corporation, shall, not later than five (5) business days prior to date of the applicable meeting of stockholders, deliver to the Corporation reasonable evidence of such compliance.

In addition to the information required above, the Corporation may require the stockholder giving notice to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, under the listing standards of each securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation.  If requested by the Corporation, any supplemental information required under this paragraph shall be provided by such stockholder within ten (10) days after it has been requested by the Corporation.

(b)         Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or supplement thereto).  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.7 is delivered to the Secretary of the Corporation through the date of the special meeting, who is entitled to vote at the meeting upon such election of such director and who complies with the notice and delivery procedures set forth in this Section 2.7.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of such directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice including all information required by paragraph (a)(3) of this Section 2.7 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which the public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the adjournment, postponement or rescheduling of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)          General.

(1)         Other than persons nominated or business brought before a meeting by the Board, only such persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to be elected at an Annual Meeting or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7.  The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors serving on the Board on the date the notice is first given.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.7 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.7, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  Notwithstanding the foregoing provisions of this Section 2.7, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2)        A stockholder giving notice of any nomination or business to be considered at a meeting of stockholders pursuant to this Section 2.7 or request for a Consent Record Date pursuant to Section 2.11 shall further update in writing any notice provided pursuant to this Section 2.7 or Section 2.11, respectively, if necessary, such that the information provided or required to be provided in such notice shall be true and correct (A) as of the record date for determining the stockholders entitled to receive notice of the meeting or act by written consent and (B) with respect to a meeting of stockholders, as of the date that is ten (10) business days prior to the meeting (or any adjournment, postponement or rescheduling thereof), and such update shall be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting or act by written consent (in the case of an update required to be made under clause (A)) and (y) not later than seven (7) business days prior to the date for the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any adjournment, postponement or rescheduling thereof (in the case of an update required to be made pursuant to clause (B)).  For the avoidance of doubt, any information provided pursuant to this Section 2.7(b) shall not be deemed to cure any deficiencies in a previously delivered notice pursuant to this Section 2.7 or Section 2.11, as applicable, and shall not extend the time period for the delivery of notice pursuant to this Section 2.7 or 2.11.  If the stockholder fails to provide such written update within such period, the information as to which written update relates may be deemed to not have been provided in accordance with this Section 2.7 or Section 2.11, as applicable.

(3)          If any information submitted pursuant to this Section 2.7 or Section 2.11 is inaccurate in any respect, such information shall be deemed not to have been provided in accordance with these Bylaws.  The stockholder providing the notice shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any such information within two (2) business days of becoming aware of such inaccuracy or change.  Upon written request by the Secretary, the Board (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder, and (B) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such nomination or business before or meeting or by written consent) submitted by the stockholder as of an earlier date.  If the stockholder fails to provide such written verification or within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.7 or Section 2.11, as applicable.

(4)       Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.7.  Nothing in this Section 2.7 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or (C) of the Investor Parties to designate Investor Nominees (as such terms are defined in the Certificate of Incorporation) pursuant to any applicable provisions of the Certificate of Incorporation.

(5)          As used in these Bylaws, (A) “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act (or any successor provision at law), (B) “beneficial owner” or “beneficially owned” each have the respective meanings set forth in Section 13(d) of the Exchange Act (or any successor provision at law), (C) “public announcement” includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, (D) a “Qualified Representative” of a stockholder means (I) a duly authorized officer, manager or partner of such stockholder or (II) a person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders, and (E) “Stockholder Associated Person” shall mean, with respect to any stockholder giving notice, (I) any person who is a member of a “group” (as such term is used in Rule 13d‑5 under the Exchange Act (or any successor provision at law)) with or otherwise acting in concert with such stockholder giving notice, (II) any beneficial owner of shares of stock of the Corporation owned of record by such stockholder (other than a stockholder that is a depositary), (III) any affiliate or associate of such stockholder or any Stockholder Associated Person, (IV) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable, and (V) any proposed nominee.

SECTION 2.8          Proxies and Voting.  At each meeting of stockholders, all matters (except in cases where a larger vote is required by law or by the Certificate of Incorporation or these Bylaws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present.  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 2.9         Inspectors.  In advance of any meeting of stockholders, the Board may, and shall if required by law, appoint an inspector or inspectors.  If, for any election of directors or the voting upon any other matter, any inspector appointed by the Board shall be unwilling or unable to serve, the chairman of the meeting shall appoint the necessary inspector or inspectors.  The inspectors so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them.  Such inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  The inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of election of directors.  Inspectors need not be stockholders.

SECTION 2.10       Conduct of Meetings.  The Chairman of the Board or, at the election of the Chairman of the Board, the Chief Executive Officer or, in the absence of both of the foregoing, any such other person as may be designated by the Board, shall call meetings of the stockholders to order and shall act as chairman of such meetings.  The Secretary, or, in his or her absence, an Assistant Secretary, shall act as secretary of all meetings of stockholders, or, in the absence of said officers, the chairman of the meeting may appoint any person to act as secretary of the meeting.  The Board may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following:  (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order and security at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) determining when and for how long the polls should be opened and when the polls should be closed; and (g) restricting the use of audio/video recording devices, cell phones and other electronic devices.  Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

SECTION 2.11        Consent of Stockholders in Lieu of Meeting.

(a)          Any action required to be taken at any Annual Meeting or special meeting of stockholders of the Corporation, or any action which may be taken at any Annual Meeting or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(b)       The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (the “Consent Record Date”) shall be fixed by the Board at the written request or requests of stockholders of record of the Corporation.  The Board shall, within ten (10) days after the date on which such a request is received, adopt a resolution fixing the Consent Record Date, which such Consent Record Date shall be not more than ten (10) days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board.  A request for a Consent Record Date shall be signed and dated by such stockholder, shall comply with this Section 2.11 and shall include (1) a description of all matters to be acted upon by written consent of the stockholders and (2) all information required to be set forth in a notice under Section 2.7(a)(3) of these Bylaws as if each matter to be acted upon by written consent were to be conducted at an Annual Meeting.  In addition, such stockholder shall update and correct the request for the Consent Record Date in accordance with Sections 2.7(c)(2) and (3) and shall promptly provide any other information reasonably requested by the Corporation in connection with the request for a Consent Record Date.

(c)         Every written consent shall bear the date of signature of each stockholder who signs the consent.  Any stockholder may revoke a consent with respect to his or her shares at any time by written revocation delivered to the Secretary.  No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner prescribed in the first paragraph of this Section, unrevoked written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.  In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for the safekeeping of such consents and revocations.

(d)        In addition to the requirements of this Section 2.11, all actions by written consent in lieu of a meeting and related stockholder solicitations shall comply with all requirements of applicable law, including all requirements of the Exchange Act and the rules and regulations promulgated thereunder.

(e)         Notwithstanding the foregoing provisions of this Section 2.11, the Board shall not set a Consent Record Date and shall disregard any consents received in connection with a request for a Consent Record Date if (1) the request for a Consent Record Date does not comply with this Section 2.11, (2) the request for a Consent Record Date relates to an item of business that is not a proper subject for stockholder action under applicable law or (3) the request for a Consent Record Date was made in a manner that involved a violation of Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder or other applicable law.  The Board of Directors shall determine in good faith whether the requirements set forth in this Section 2.11(e) have been satisfied.

(f)         Notwithstanding anything to the contrary set forth above, none of the provisions in this Section 2.11 shall apply to any solicitation of stockholder action by written consent in lieu of a meeting by or at the direction of the Board, and the Board shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

ARTICLE III

DIRECTORS

SECTION 3.1          Powers.  The business of the Corporation shall be managed by or under the direction of the Board.  The Board may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

SECTION 3.2          Number; Terms and Vacancies.  The number of directors, which shall constitute the whole Board, shall be fixed at thirteen (13) persons.  The directors of the Corporation shall be elected by majority vote of the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock voting together as one class (or if any holders of shares of Preferred Stock are entitled to vote thereon together with the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, as one class with such holders of shares of Preferred Stock).  Any vacancies on the Board resulting from death, resignation, disqualification, removal from office or other cause shall be filled in the manner provided in the Certificate of Incorporation and, if and to the extent applicable, the Third Amended and Restated Stockholders Agreement (as defined in the Certificate of Incorporation).

SECTION 3.3          Chairman of the Board.  Subject to the applicable provisions of Article XI of these Bylaws, the Chairman of the Board shall be elected by the Board from among the directors, and the Chairman of the Board, or at the election of the Chairman of the Board, the Chief Executive Officer (or, in the absence of both of the foregoing, any such other person as may be designated by the Board) shall preside at all meetings of the stockholders and directors, and the Chairman of the Board shall have such other powers and perform such other duties as may be prescribed by the Board or provided in these Bylaws.  The Chief Executive Officer shall report to the Chairman of the Board.

SECTION 3.4          Place of Meetings.  Meetings of the Board shall be held at the Corporation’s office in the State of Delaware or at such other places, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

SECTION 3.5          Regular Meetings.  Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine.  Regular meetings of the Board shall be held not less frequently than quarterly.

SECTION 3.6          Special Meetings.  Special meetings of the Board may be called by a majority of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he shall fix.

SECTION 3.7         Notice of Meetings.  Notice of each special meeting of the Board stating the time, place and purposes thereof, shall be (i) mailed to each director not less than five (5) days prior to the meeting, addressed to such director at his or her residence or usual place of business, or (ii) shall be sent to him by facsimile or other means of electronic transmission, or shall be given personally or by telephone, on not less than twenty four (24) hours’ notice.

SECTION 3.8          Quorum and Manner of Acting.  The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.  If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Except where a different vote is required or permitted by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board.  Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing or by electronic transmission to the adoption of a resolution authorizing the action.  The resolution and the written consents or copies of electronic consents thereto by the directors shall be filed with the minutes of the proceedings of the Board.  Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

SECTION 3.9          Resignation.  Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.10        Removal of Directors.  Directors may be removed as provided by law, and in the Certificate of Incorporation.

SECTION 3.11       Compensation of Directors.  The Board may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.12        Director Emeritus Positions.  The Board may, from time to time in its discretion, by majority vote, designate one or more of its former directors a Director Emeritus.  Each such designation shall be for a one-year term or until such Director Emeritus’ earlier death, resignation, retirement or removal (for any reason or no reason by a majority of the Board).  Each Director Emeritus may be re-appointed for one or more additional one-year terms.  Directors Emeritus may provide advisory services to the Board and its committees as requested from time to time by the Board.  Directors Emeritus may attend Board meetings as and when invited by the Board and attend meetings of any committee of the Board as and when invited by the committee, but they shall not be entitled to notice of any such meetings or to vote or be counted for quorum purposes at any such meetings.  If present, Directors Emeritus may participate in the discussions occurring at such meetings.  Any person holding the position of Director Emeritus shall not be considered a director or officer for any purpose, including the Corporation’s Certificate of Incorporation and Bylaws, applicable federal securities laws and the DGCL, and a Director Emeritus shall have no power or authority to manage the affairs of the Corporation.  Directors Emeritus shall not have any of the responsibilities or liabilities of a director or officer of the Corporation under the DGCL, nor any of a director’s or officer’s rights, powers or privileges in their capacities as Directors Emeritus.  Reference in these Bylaws to “directors” or “officers” shall not mean or include Directors Emeritus.  Directors Emeritus will be entitled to receive fees for such service in such form and amount as approved by the Board, and shall be reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees.  Directors Emeritus shall remain subject to the reporting requirements of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, and shall remain subject to all of the Corporation’s policies applicable to directors.

ARTICLE IV

COMMITTEES OF THE BOARD

SECTION 4.1         Committees.  The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided herein or in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Certificate of Incorporation or Delaware law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaws of the Corporation.

SECTION 4.2          Audit Committee.  Subject to Section 4.1, the Board may designate an Audit Committee of the Board, which shall consist of such number of members as the Board shall determine.  The Audit Committee shall:  (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examinations; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation; (v) review related party transactions; and (vi) perform such other functions as may be assigned to it from time to time by the Board.  The Audit Committee may determine its manner of acting, and fix the time and place of its meetings, unless the Board shall otherwise provide.

SECTION 4.3      Compensation Committee.  Subject to Section 4.1, the Board may designate members of the Board to constitute a Compensation Committee which shall consist of such number of directors as the Board may determine.  The Compensation Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide.

SECTION 4.4         Action by Consent; Participation by Telephone or Similar Equipment.  Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all the members of the committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee.  Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at a meeting of the committee.

SECTION 4.5        Resignations; Removals.  Any member of any committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation, the chairman of such committee or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.  Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.

ARTICLE V

OFFICERS

SECTION 5.1          Number, Titles and Qualification.  The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation.  The officers of the Corporation may include a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers.  The Chief Executive Officer, President, Executive Vice Presidents, and Chief Financial Officer shall be elected by the Board, which shall consider that subject at its first meeting after every Annual Meeting of stockholders.  The Corporation shall have such other officers as may from time to time be appointed by the Board or the Chief Executive Officer.  Each officer shall hold office until his or her successor is elected or appointed, as the case may be, and qualified or until his or her earlier resignation or removal.  Any number of offices may be held by the same person.

SECTION 5.2       Chief Executive Officer.  The Chief Executive Officer shall have general and active responsibility for the management of the business of the Corporation, shall be responsible for implementing all orders and resolutions of the Board, shall supervise the daily operations of the business of the Corporation, and shall report to the Chairman of the Board.  Subject to the provisions of these Bylaws and to the direction of the Chairman of the Board or the Board, he or she shall perform all duties which are commonly incident to the office of Chief Executive Officer or which are delegated to him or her by the Chairman of the Board or the Board.  To the fullest extent permitted by law, he or she shall have power to sign all contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.  The Chief Executive Officer shall perform the duties and exercise the powers of the Chairman of the Board in the event of the Chairman of the Board’s absence or disability.

SECTION 5.3         President.  The President shall have such powers and duties as may be delegated to him or her by the Chairman of the Board, the Board, or the Chief Executive Officer.  The President shall perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability.

SECTION 5.4          Vice President.  Each Vice President shall have such powers and duties as may be delegated to him or her by the Board or the Chief Executive Officer.

SECTION 5.5         Chief Financial Officer.  The Chief Financial Officer shall have responsibility for maintaining the financial records of the Corporation.  He or she shall render from time to time an account of all such transactions and of the financial condition of the Corporation.  The Chief Financial Officer shall also perform such other duties as the Board or the Chief Executive Officer may from time to time prescribe.

SECTION 5.6        Treasurer.  The Treasurer shall have the responsibility for investments and disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions.  The Treasurer shall also perform such other duties as the Board or the Chief Executive Officer may from time to time prescribe.

SECTION 5.7        Secretary.  The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board.  He or she shall have charge of the corporate books and shall perform such other duties as the Board or the Chief Executive Officer may from time to time prescribe.

SECTION 5.8         Delegation of Authority.  The Chairman of the Board, the Board, or the Chief Executive Officer may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 5.9          Removal.  Any officer of the Corporation may be removed at any time, with or without cause, by the Chairman of the Board, by the Board, or, except as to the Chairman of the Board, by the Chief Executive Officer.

SECTION 5.10        Resignations.  Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.11        Vacancies.  Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

SECTION 5.12        Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board, the Chairman of the Board, the Chief Executive Officer or any other officer of the Corporation authorized by the Chairman of the Board or the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

SECTION 5.13        Bonds of Officers.  If required by the Chairman of the Board, the Board, or the Chief Executive Officer, any officer of the Corporation shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Chairman of the Board, the Board or the Chief Executive Officer may require.

SECTION 5.14      Officers of Operating Companies, Regions or Divisions.  The Chief Executive Officer shall have the power to appoint, remove and prescribe the terms of office, responsibilities and duties of the officers of the operating companies, regions or divisions, other than those who are officers of the Corporation appointed by the Board.

ARTICLE VI

CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

SECTION 6.1         Contracts.  The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

SECTION 6.2         Checks, etc.  All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board or the Chief Executive Officer, which authorization may be general or confined to specific instances.

SECTION 6.3         Loans.  No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances, and bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

SECTION 6.4          Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or in the manner designated by the Board, the Chief Executive Officer or the Chief Financial Officer.  The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these Bylaws, as they may deem advisable.

ARTICLE VII

CAPITAL STOCK

SECTION 7.1         Certificates of Stock.  The shares of the capital stock of the Corporation shall be represented by certificates, provided that the Board by resolution or resolutions may provide that some or all of any or all classes or series of capital stock of the Corporation shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her.  Any or all of the signatures on the certificate may be by facsimile.

SECTION 7.2          Transfers of Stock.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 7.4 of these Bylaws, an outstanding certificate for the number of shares involved, if certificated, shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 7.3          Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall comply with Section 2.11 hereof.  If no record date has been fixed by the Board and no prior action by the Board is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 2.11 hereof.  If no record date has been fixed by the Board and prior action by the Board is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

SECTION 7.4         Lost, Stolen or Destroyed Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory bond or bonds of indemnity.

SECTION 7.5          Regulations.  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

ARTICLE VIII

NOTICES

SECTION 8.1          Notices.  Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage-paid, or with a recognized overnight-delivery service or by sending such notice by facsimile or other means of electronic transmission, or such other means as is provided by law.  Any such notice shall be addressed to such stockholder, director, officer, employee or agent at such person’s last known address as the same appears on the books of the Corporation.  The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by overnight delivery service, or by telegram, mailgram or facsimile, shall be the time of the giving of the notice.

SECTION 8.2          Waivers.  A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee, agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1          Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

SECTION 9.2          Corporate Seal.  The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation.  If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Corporation’s Treasurer or by an Assistant Secretary or Assistant Treasurer.

SECTION 9.3          Reliance Upon Books, Reports and Records.  Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care or on behalf of the Corporation.

SECTION 9.4          Fiscal Year.  The fiscal year of the Corporation shall be as fixed by the Board.

SECTION 9.5         Time Periods.  In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 10.1       Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith; provided, however, that, except as provided in Section 10.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

SECTION 10.2        Right to Advancement of Expenses.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”), provided, however, that, if the Delaware General Corporation Law so requires, an advancement of expenses incurred by a Covered Person in his or her capacity as such shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Section 10.2 or otherwise.  The rights to indemnification and to the advancement of expenses conferred in Sections 10.1 and 10.2 hereof shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be such and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

SECTION 10.3       Right of Covered Person to Bring Suit.  If a claim under Section 10.1 or 10.2 hereof is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by the Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met the applicable standard for indemnification set forth in the Delaware General Corporation Law.  To the fullest extent permitted by law, neither the failure of the Corporation (including its disinterested directors, committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its disinterested directors, committee thereof, independent legal counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit.  In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall, to the extent permitted by law, be on the Corporation.

SECTION 10.4       Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 10.5      Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 10.6        Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 10.7        Amendment or Repeal.  Any repeal or modification of the provisions of this Article X shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XI

CERTAIN CORPORATE GOVERNANCE MATTERS

SECTION 11.1       Chairman.  If Alexander C. Taylor is serving on the Board at such time, as of the Closing Date (as defined in the Third Amended and Restated Stockholders Agreement), Mr. Taylor will serve as the Chairman of the Board.  The initial term of Mr. Taylor as Chairman of the Board shall expire effective as of the earlier of (a) the three (3)-year anniversary of the Closing Date, (the “Expiration Date”) or (b) any date as of which Mr. Taylor ceases to serve as a member of the Board for any reason in accordance with these Bylaws or Section 2.9 of the Third Amended and Restated Stockholders Agreement (such date, the “Chairman Succession Date”). Mr. Taylor’s service as a member of the Board need not cease upon the cessation of his term as Chairman of the Board pursuant to clause (a) of the immediately preceding sentence. The Board will then follow its normal annual process. From and after the Chairman Succession Date, Christopher L. Winfrey, the chief executive officer of the Corporation, will serve as Chairman of the Board; provided that if Mr. Winfrey is no longer a member of the Board or is unwilling to serve as Chairman of the Board, then Eric L. Zinterhofer instead will serve as Chairman of the Board (subject to his continued membership on the Board and willingness to serve).

SECTION 11.2        Lead Independent Director.  From the Closing Date through the Chairman Succession Date, or any subsequent time when the Chairman of the Board is not an independent director, the Board shall have a lead independent director who shall be elected by a majority of the members of the Board. The lead independent director of the Board at the Closing Date shall be Mr. Zinterhofer, if he is then serving on the Board at such time.

SECTION 11.3        Certain Actions; Amendments; Interpretation.  The following actions shall require the affirmative vote of at least 75% of the full Board (rounded up to the nearest whole number and including at least one Cox Director): (i) prior to the Expiration Date, the removal of Mr. Taylor from his position as the Chairman of the Board or any election or appointment of a replacement Chairman of the Board (including to fill a vacancy in any such position); and (ii) prior to the Expiration Date, the failure to appoint or re-nominate Mr. Taylor as a member of the Board. Effective as of the Closing Date until the Expiration Date, the provisions of this Article XI may be modified, amended or repealed, and any bylaw provision or other resolution (including any proposed corresponding modification, amendment or repeal of any provision of the Corporation’s other constituent documents) inconsistent with this Article XI may be adopted, only by (and any such modification, amendment, repeal or inconsistent bylaw provision or other resolution may be proposed or recommended by the Board only by) the affirmative vote of at least 75% of the full Board (rounded up to the nearest whole number and including at least one Cox Director). In the event of any inconsistency between any provision of this Article XI and any other provision of these Bylaws, including Article III or Article V of these Bylaws, the provisions of this Article XI shall control to the fullest extent permitted by law.

ARTICLE XII

AMENDMENTS

The Board may from time to time adopt, make, amend, supplement or repeal these Bylaws by vote of a majority of the Board, subject to Section 7.1 of the Third Amended and Restated Stockholders Agreement.